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                                SALES AGREEMENT


This Agreement, entered into this ___ day of June, 1996, by and between R. R. Donnelley & Sons Company, with its headquarters at 77 W. Wacker Drive, Chicago, Illinois 60601 ("RRD") and Metromail Corporation with its headquarters at 360 E. 22nd Street, Lombard, Illinois 60148 ("MM").

                                  WITNESSETH:

WHEREAS, RRD currently owns 100% of the outstanding common stock of MM, and utilizes its sales force to sell services for MM; and

WHEREAS, it is currently anticipated that MM will undertake an initial public offering of its common stock (the date upon which such offering is closed herein referred to as the "Effective Date");

WHEREAS, RRD and MM believe that after the Effective Date, through a sales and production subcontracting arrangement, RRD can continue to offer MM services to its customers and MM can provide such services, for the benefit of both parties;

NOW, THEREFORE, RRD and MM, in consideration of the mutual agreements contained herein, agree as follows:

1. RRD sales people may from time to time identify sales opportunities for MM's capabilities from among their current and prospective customers. For purposes hereof, such capabilities shall include, but are not limited to, one or more of the following: list enhancement services, such as data overlay, National Change of Address processing, merge/purge operations, and bindery sortation; compiled list rental; management of clients' list databases; lettershop services; and imaging and personalization printing services not otherwise offered by RRD (together or singly, the "Services"). RRD sales people locating a possible opportunity for which they are asked and agree to furnish a quotation shall obtain detailed requirements from such customers and prospects, and transmit such requirements to MM for quotation, including in such transmission the identity of the customer, prior to soliciting any MM competitor to provide such Services. MM shall thereafter furnish RRD with price and schedule information for such Services. The receipt by RRD of a quotation from MM shall constitute the agreement by MM to provide the requested Services to RRD on the basis of the quotation should RRD be successful in selling such Services to its ultimate customer.

2. The failure of MM to provide RRD with a quotation for the proposed Services within two (2) weeks of receiving detailed requirements shall constitute MM's agreement that RRD may seek to have the proposed Services provided elsewhere.

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3.  Provided that MM is capable of providing the requested Services on a schedule acceptable to the ultimate customer and has provided a quotation to RRD in accordance with paragraph 2, RRD shall provide its customer or prospect the MM quotation for said Services.

4. (a) Should RRD successfully sell the Services of MM to its ultimate customer, RRD shall be responsible for providing to that customer all necessary specifications, deadlines or other requirements for the work, provided that RRD's responsibility shall be dependent on MM's communicating all its requirements to RRD. Customer service and sales support staff from MM may be assigned in connection with the provision of the Services, and such staff will be given direct access to the customer as necessary to provide the services.

    (b) RRD shall pay to MM for Services which are sold by RRD to its ultimate customers under contracts between the ultimate customers and RRD the prices quoted by MM to RRD for the Services less a sales commission of two-percent (2%) of the value-added revenue portion of such Services, provided that RRD shall not be obligated to pay for Services, or portions of Services, which are (i) not substantially completed to specification, (ii) not delivered within a time acceptable to the ultimate customer for such Services, or
    (iii) not commercially acceptable, and for which Services RRD is not paid by a customer. RRD shall be solely responsible for invoicing and collecting all payments from customers under contracts with RRD, and for establishing all other terms and conditions for the sale of Services to its customers (but in no case shall such terms and conditions affect RRD's obligations to MM hereunder). RRD will act in good faith to collect all such receivables, and in the event of a dispute with any customer relating to payment for the Services, will consult with authorized representatives of MM in an attempt to maximize total receivables to MM and RRD prior to proposing or accepting any settlement. All invoices from MM to RRD shall be due five (5) days following receipt of payment by RRD from its customer. Should the payment terms provide for multiple payments over time, then provided that (x) the payments do not specifically relate to an RRD portion of the total work invoiced (such as early billing of paper), and (y) there are no outstanding quality or delivery issues related to the total work invoiced, then RRD shall remit to MM a proportion of any such payment it receives equal to the portion of the total work invoiced represented by the MM Services provided.

    (c) MM shall pay to RRD for Services which are sold by RRD under contracts between the ultimate customers and MM a sales commission of two-percent (2%) of the value-added revenue portion of such Services, provided that payment of any amounts to RRD shall be subject to receipt of payment for the Services from the ultimate customer. In the case of partial payments by the ultimate customer, MM shall pay to RRD a portion of the commission due representing the portion of the total invoice paid by such customer. MM shall be solely responsible for invoicing and collecting all payments from customers under contracts with MM. MM will

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    act in good faith to collect all such receivables, and in the event of a dispute with any customer relating to payment for the Services, will consult and coordinate with the RRD sales people involved in selling the Services in an attempt to maximize total receivables to MM and RRD prior to proposing or accepting any settlement. All payments from MM to RRD hereunder shall be due five (5) days following receipt of payments by MM from the ultimate customer. Should the payment terms provide for multiple payments over time, then provided there are no outstanding quality or delivery issues related to the work involved, MM shall remit to RRD the commission due on any such payment it receives.

5. MM understands that RRD's ultimate customers may wish to tour or otherwise visit MM's facilities in connection with the purchase of, or production of, Services. MM agrees to allow RRD and its customers and prospects to enter its facilities at mutually agreed upon times as necessary to accommodate said customers and/or prospects.

6. Each party will agree to keep confidential and not disclose to it own employees or third parties except as necessary to the performance of the obligations herein, any and all of the business information of the other learned through the subcontracting arrangement described. Furthermore, (i) RRD agrees that it shall not interfere with sales relationships of MM for Services of which it learns through the requests for quotations, provision of quotations or Services for customers or otherwise, and (ii) MM agrees that it shall not interfere with sales relationships of RRD for print and other related opportunities (other than Services) of which it learns through the relationship established by this Agreement, for a period ending one year after the term of this Agreement; provided, however, that nothing herein shall prevent either party from responding to and performing work on any matter which a customer of the other party requests directly, and further provided, that nothing herein shall prevent MM from selling its capabilities to customers of which it learns through the relationship established by this Agreement when those capabilities are unrelated to print, mail and distribution, imaging, list database, list rental and list and database enhancement services typically utilized by RRD customers.

7. The initial term of this Agreement between RRD and MM shall be from the Effective Date through December 31, 1998, and shall continue from year to year thereafter only upon mutual agreement of both parties. Notwithstanding the foregoing, either party may terminate this Agreement for cause at any time, provided that the other party has been notified of its default, given a reasonable time and opportunity (taking into account the circumstances of the default involved) to cure such default, and such time has passed without a cure being affected.

8. Any notice hereunder shall be in writing, and may be delivered by hand, by facsimile, by nationally recognized private courier or by United States mail.

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    Notices delivered by mail shall be deemed given two (2) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand, by facsimile or by private carrier shall be deemed given on the first business day following receipt. All notices shall be addressed as follows:

               If to RRD:

               R. R. Donnelley & Sons Company
               77 W. Wacker Drive
               Chicago, Illinois 60601
               Attn:  Corporate Secretary

               If to MM:

               Metromail Corporation
               360 E. 22nd Street
               Lombard, Illinois 60148
               Attn:  General Counsel

9. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

METROMAIL CORPORATION            R. R. DONNELLEY & SONS COMPANY



By:___________________________   By:___________________________________
Title: Chairman                  Title: Sector President

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